EXHIBIT 10.69
REAL PROPERTY PURCHASE AGREEMENT
by and between
DPJV II, LLC, BDP Partners, L.P.,
EJLJ Mathews Family Partners, L.P., and EGP Partners, L.P.
as
SELLER
and
NAP of the Americas/West, Inc.,
a Florida corporation,
as
BUYER
for the Property located at
2970 — 3000 CORVIN DRIVE
SANTA CLARA, CALIFORNIA 95051

Dated as of
March 9, 2007

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TABLE OF CONTENTS
(Continued)
EXHIBIT LIST

Exhibit A	—	Description of Land

Exhibit B	—	Personal Property Inventory

Exhibit C	—	Intentionally Omitted

Exhibit D	—	Due Diligence Package

Exhibit E	—	Form of Deed

Exhibit F	—	Form of Bill of Sale, Assignment and Assumption

Exhibit G-1	—	Form of Certificate of “Non Foreign” Status

Exhibit G-2	—	California Form 593-C

Exhibit H	—	Form of Notice to Tenants

Exhibit I	—	Form of Closing Certificate

Exhibit J	—	Assignment Agreement

Exhibit K	—	Rent Roll

Exhibit L	—	Service Contracts

Exhibit M	—	Hazardous Materials Disclosure
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REAL PROPERTY PURCHASE AGREEMENT
2970-3000 Corvin Drive
Santa Clara, California 95051
     THIS AGREEMENT (“Agreement”) is made as of March 9, 2007 (the “Effective Date”), by and between DPJV II, LLC, BDP Partners, L.P., EJLJ Mathews Family Partners, L.P., and EGP Partners, L.P., (collectively “Seller”), and NAP of the Americas/West, Inc., a Florida corporation (“Buyer”).
R E C I T A L S
     Whereas, Seller is the owner of the “Property” (as defined below) located at 2970-3000 Corvin Drive, in the City of Santa Clara, County of Santa Clara, State of California; and
     Whereas, Buyer desires to purchase, and Seller is willing to sell, the Property, on the terms and conditions documented in this Agreement.
     Now, Therefore, in consideration of the respective promises contained in this Agreement, Buyer and Seller agree as follows:
1.	DEFINITIONS
     Additional Deposit has the meaning set forth in Section 4A(1).
     Additional Rents has the meaning set forth in Section 7D(1)(b).
     Assignment Agreement has the meaning set forth in Section 7(A)(1)(j).
     Bankruptcy/Dissolution Event means the occurrence of any of the following: (i) the commencement of a case under Title 11 of the U.S. Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or other similar law; (ii) the appointment of a trustee or receiver of any property interest; (iii) an assignment for the benefit of creditors; (iv) an attachment, execution or other judicial seizure of a substantial property interest; (v) the taking of, failure to take, or submission to any action indicating an inability to meet its financial obligations as they accrue; or (vi) a dissolution or liquidation, death or incapacity.
     Bill of Sale, Assignment and Assumption has the meaning set forth in Section 7A(1)(b).
     Broker has the meaning set forth in Section 11(A)(2).
     Business Agreement means any lease, rental agreement, loan agreement, mortgage, easement, covenant, restriction or other agreement or instrument at any time or times affecting all or a portion of the Property.

     Business Day has the meaning set forth in Section 12(G)(4).
     Buyer’s Approval Notice has the meaning set forth in Section 6A(2).
     Claim means any obligation, liability, claim (including any claim for damage to property or injury to or death of any persons), lien or encumbrance, loss, damage, cost or expense (including any judgment, award, settlement, reasonable attorneys’ fees and other costs and expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim [including appellate proceedings], and any collection costs or enforcement costs).
     Closing has the meaning set forth in Section 7.
     Closing Certificate has the meaning set forth in Section 7A(1)(h).
     Closing Date has the meaning set forth in Section 4B.
     Closing Payment has the meaning set forth in Section 4B.
     Commitment has the meaning set forth in Section 5A(1).
     Current Billing Period has the meaning set forth in Section 7D(1)(d).
     Current Month has the meaning set forth in Section 7D(1)(b).
     Current Tax Year means the then current fiscal year of the applicable taxing authority in which the Closing Date occurs.
     Deed has the meaning set forth in Section 7A(1)(a).
     Deposit has the meaning set forth in Section 4A(1).
     Due Diligence Package means items and information described in Exhibit D.
     Due Diligence Period means the period commencing on the Effective Date and continuing until 5:00 p.m. Pacific Standard Time on March 13, 2007.
     Effingham means Effingham Partners, L.L.C., a Delaware limited liability company and predecessor to Seller.
     Effingham Purchase Agreement means that certain Purchase Agreement dated March 24, 2000 between NSI and Don Pearlman Joint Venture, an unincorporated association (“DPJV”), pursuant to which Effingham, as successor in interest to DPJV, acquired fee simple title to the Property from NSI.
     Equant means Equant Operations Inc., a Delaware corporation.
     Equant Lease means that certain Lease Agreement dated August 21, 2000 between Global One Communications. L.L.C., a Delaware limited liability company and predecessor in interest to Equant, as tenant, and Effingham, as landlord.

     Equant Lease Termination Agreement means that certain agreement to be negotiated and entered into between Equant and Buyer, providing for, among other things, the termination of the Equant Lease effective only upon the assignment of Seller’s interest in the Equant Lease to Buyer on the Closing Date.
     Existing Liens has the meaning set forth in Section 4D.
     Hazardous Material means any hazardous, toxic or dangerous waste, substance or material, pollutant or contaminant, as defined for purposes of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601, et seq.), as amended, or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.), as amended, or any other Laws, or any substance which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous, or any substance which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (PCBs), or radon gas, urea formaldehyde, asbestos or lead
     Improvements means all improvements, structures and fixtures now or on the Closing Date located upon the Land.
     Indemnitee has the meaning set forth in Section 10(C)(1).
     Indemnitor has the meaning set forth in Section 10(C)(1).
     Initial Deposit has the meaning set forth in Section 4A(1).
     Intangible Property means all intangible property now or on the Closing Date owned or held in connection with the Land, the Improvements or the Personal Property, or any business or businesses now or hereafter conducted thereon or with the use thereof (other than those businesses conducted by tenants under Tenant Leases in their capacity as tenants) including all leases, contract rights and agreements (including the Tenant Leases and the Service Contracts), building and trade names, business licenses, warranties (including those relating to the construction or fabrication), utility contracts, telephone exchange numbers, advertising materials, plans and specifications, governmental approvals and development rights, related to the Land, the Improvements or the Personal Property or any part thereof.
     Land means that certain real property located at 2970-3000 Corvin Drive, in the City of Santa Clara, County of Santa Clara, State of California, as more particularly described in Exhibit A, together with, all and singular, the tenements, hereditaments, easements, rights-of-way and appurtenances belonging or in anywise appertaining to the same.
     Laws means all federal, state and local laws, moratoria, initiatives, referenda, ordinances, rules, regulations, standards, orders, zoning conditions and other governmental requirements (including those relating to the environment, health and safety, or handicapped persons) applicable to the Property.
     Lists has the meaning set forth in Section 9A(16)(a).
     Material Event has the meaning set forth in Section 7D(1)(b).

     NSI means National Services Industries, Inc., a Georgia corporation.
     NSI Consent has the meaning set forth in Section 11(B)(6).
     Notices to Tenants has the meaning set forth in Section 8.
     OFAC has the meaning set forth in Section 9A(16).
     Owner’s Policy has the meaning set forth in Section 5B.
     Order(s) has the meaning set forth in Section 9A(16).
     Permits means all permits, licenses, approvals, entitlements and other governmental authorizations (including certificates of occupancy) required in connection with the ownership, planning, development, construction, use, operation or maintenance of the Property.
     Permitted Exceptions means the (1) the lien of any real estate taxes and assessments for the Current Tax Year and subsequent periods; provided that the same are prorated in accordance with this Agreement; and (2) such other matters set forth in the Commitment or Survey as may be approved or deemed approved by Buyer during the Due Diligence Period.
     Personal Property means all tangible personal property now or on the Closing Date located on or about the Land or Improvements or attached or appurtenant thereto or used in connection with the operation thereof, including the items described in Exhibit B but excluding tangible personal property owned by tenants under Tenant Leases in their capacity as tenants.
     Property means, collectively, the Land, the Improvements, the Personal Property and the Intangible Property.
     Releases has the meaning set forth in Section 7A(1)(f).
     Rent Roll means that certain rent roll and lease summary for the Property attached hereto as Exhibit K, as the same may be updated for additional leases made prior to the Closing in accordance with this Agreement.
     Service Contracts means all service and equipment leasing contracts with respect to or affecting the Property listed and described in Exhibit L.
     Survey has the meaning set forth in Section 5A(1).
     Tenant Leases means all leases, occupancy agreements and other agreements respecting the right to use or occupancy of all or any portion of the Property. All Tenant Leases are listed in the Rent Roll.
     Title Company has the meaning set forth in Section 4A(1).
     Title Cure Period has the meaning set forth in Section 5A(1).
     Title Disapproval Notice has the meaning set forth in Section 5A(1).

2.	PURCHASE AND SALE
     Subject to the terms and conditions of this Agreement, Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Property.
3.	PURCHASE PRICE
     The purchase price for the Property shall be Twelve Million Two Hundred Fifty Thousand Dollars ($12,250,000.00) (the “Purchase Price”); provided, however, that the Purchase Price shall be reduced by an amount equal to the aggregate total of all rent payable by Equant for the period commencing on May 2, 2007 and ending on the Closing Date.
4.	PAYMENT OF PURCHASE PRICE
     The Purchase Price shall be paid to Seller by Buyer as follows:
A.	Deposit
               (1) On or before 5:00 p.m. Pacific Standard Time on the date which is two business days after the date of full execution of this Agreement, Buyer shall deliver to First American Title Company (“Title Company”), at its address indicated in Section 12D, by wire transfer immediately available federal funds, the amount of One Hundred Thousand Dollars ($100,000.00), which amount, together with the interest earned on such amount while in Title Company’s possession, is referred to in this Agreement as the “Initial Deposit.” If this Agreement is not terminated under Section 5 or Section 6A(2), then concurrently with the expiration of the “Due Diligence Period” (as hereinafter defined), Buyer shall deliver by wire transfer immediately available federal funds the amount of Four Hundred Thousand Dollars ($400,000.00) (“Additional Deposit”) to Title Company. If such Additional Deposit is not delivered for any reason within such period, then this Agreement shall automatically terminate, whereupon, Seller and Buyer shall be released from further obligation or liability hereunder (except for those obligations and liabilities which expressly survive such termination), and the Initial Deposit shall be refunded to Buyer. The Initial Deposit, and if delivered, the Additional Deposit, together with all interest earned thereon, are collectively referred to as the “Deposit.” Upon delivery of the Additional Deposit to Title Company, Title Company will immediately disburse the Deposit to Seller.
               (2) The amounts deposited hereunder until disbursed to Seller pursuant to Section 4(A)(1) above shall be held by the Title Company as a deposit against the Purchase Price in accordance with the terms and provisions of this Agreement. At all times that the Deposit is being held by the Title Company, the Deposit shall be invested by the Title Company in the following investments: (i) United States Treasury obligations, (ii) United States Treasury-backed repurchase agreements issued by a major money center banking institution reasonably acceptable to Seller and Buyer, or (iii) such other manner as may be reasonably agreed to by Seller and Buyer. Subject to the terms of this Agreement, any interest accrued on the Deposit shall accrue for the benefit of Buyer, and Buyer shall provide to Title Company customary forms relating to the reporting of any associated income.

               (3) Title Company is authorized and directed to pay the Deposit to the party entitled to receive the Deposit under the terms of this Agreement. Seller or Buyer, as appropriate, shall deliver a letter of instruction to Title Company directing the disbursement of the Deposit to the party entitled to receive the Deposit promptly upon receipt of a demand from that party.
B.	Closing Payment
               The balance of the Purchase Price, as adjusted by the prorations and credits specified in this Agreement, shall be paid by wire transfer of immediately available federal funds on the date (the “Closing Date”) which is the earlier of (i) that date which is ten (10) calendar months after the date Buyer’s payment of the Additional Deposit; or (ii) thirty (30) days following the date of Seller’s written notice of its intent to close given at any time following Buyer’s delivery of a Buyer’s Approval Notice, provided, however, that under no circumstances shall the Closing occur prior to May 2, 2007, or later than December 31, 2007. The amount to be paid under this subsection B is referred to as the “Closing Payment”.
C.	Liquidated Damages; Disposition of Deposit
               IF THE CLOSING DOES NOT OCCUR DUE TO BUYER’S DEFAULT UNDER THIS AGREEMENT (ALL CONDITIONS TO BUYER’S OBLIGATIONS HAVING BEEN SATISFIED OR WAIVED), IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES WHICH SELLER MAY SUFFER. THEREFORE, THE PARTIES HAVE AGREED THAT A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT THAT SELLER WOULD SUFFER IN SUCH EVENT IS AND SHALL BE THE RIGHT TO RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES, AS SELLER’S SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT. SUCH LIQUIDATED DAMAGES ARE NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF APPLICABLE LAWS. IF THE CLOSING DOES NOT OCCUR FOR ANY REASON OTHER THAN BUYER’S DEFAULT UNDER THIS AGREEMENT OR THE FAILURE (WITHOUT DEFAULT BY BUYER) OF ANY CONDITION TO BUYER’S OBLIGATION TO CLOSE, THEN NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT THE DEPOSIT SHALL BE RETURNED IMMEDIATELY TO BUYER (WITHOUT LIMITATION ON AND IN ADDITION TO ANY OTHER RIGHTS OR REMEDIES OF BUYER). IF THE CLOSING OCCURS IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT, THE DEPOSIT SHALL BE APPLIED AS A CREDIT TOWARD THE PURCHASE PRICE.

Buyer’s Initials

Seller’s Initials

D.	Discharge of Existing Liens
               Seller shall cause all mortgages, deeds of trust and monetary liens (including liens for delinquent taxes, mechanics’ liens and judgment liens) affecting the Property and all indebtedness secured thereby (the “Existing Liens”) to be fully satisfied, released and discharged of record on or prior to the Closing Date so that Buyer shall take title to the Property free of the same. Seller acknowledges that such satisfaction, release and discharge may involve substantial prepayment penalties or premiums and other costs or expenses, all of which shall be paid by Seller at its sole cost and expense prior to the Closing Date.
5.	TITLE
A.	Title Commitment and Survey
               (1) Buyer shall obtain: (i) a title commitment covering the Property from Title Company and legible copies of the documents evidencing the exceptions to title stated therein (collectively, the “Commitment”) at its discretion and at its cost; and (ii) an ALTA survey of the Property prepared by a licensed surveyor (the “Survey”), at its discretion and at its cost. Prior to 5:00 p.m. Pacific Standard Time on March 9, 2007, Buyer shall give Seller written notice of any exceptions to title shown on the Title Commitment or the Survey which are disapproved by Buyer (“Title Disapproval Notice”). If Buyer fails to deliver a Title Disapproval Notice by 5:00 p.m. Pacific Standard Time on March 9, 2007, Buyer shall be deemed to have approved the exceptions listed in the Title Commitment and Survey (subject to Seller’s obligations under Section 4D). If Buyer provides timely objections, Seller shall have until 5:00 p.m. Pacific Standard Time, on March 12, 2007, (the “Title Cure Period”) in which to cure or attempt to cure Buyer’s objections, but Seller has no obligation to cure any of Buyer’s objections or to expend any amount of money in connection therewith, other than as required by Section 4D. If Buyer provides timely objections and the Seller does not cure or agree to cure prior to or at the Closing all of Buyer’s objections within the Title Cure Period for any reason, then, on or before 5:00 p.m. Pacific Standard Time on March 13, 2007, Buyer shall either (a) terminate this Agreement by giving a termination notice in writing to Seller, and upon such delivery, the Title Company shall return the Initial Deposit to Buyer and the parties have no further rights, liabilities, or obligations under this Agreement (other than those that expressly survive termination); or (b) waive, in writing, the uncured objections by proceeding to Closing and be deemed to approve Seller’s title as shown in the Title Report, and the title exception documents.
               (2) Any additional matters that are disclosed in any update of the Commitment shall be subject to the same process as set forth above with Buyer being obligated to object to any matters within five (5) business days after receipt of such update and Seller being obligated to respond within five (5) business days after receipt of any objection from Buyer. In all cases, however, Seller shall be obligated to cause any and all Existing Liens to be to be fully satisfied, released and discharged of record on or prior to the Closing Date.
B.	Title Contingency
               A condition precedent to Buyer’s obligation to purchase the Property shall be the willingness of Title Company to issue to Buyer on the Closing Date an ALTA Form B (1970, amended 10/17/70) extended coverage owner’s title insurance policy (“Owner’s Policy”), or equivalent form acceptable to Buyer, in the face amount of the Purchase Price and dated as of the date the Deed is recorded, indicating title to the Property to be vested of record in Buyer, subject solely to the Permitted Exceptions. Buyer, in its discretion and at its cost, may purchase such endorsements and coverage as it deems necessary.

6.	DUE DILIGENCE CONTINGENCY
A.	Due Diligence Period
               (1) Subject to the terms of the Tenant Leases, Seller shall provide Buyer and its agents and representatives with access to the Property hereunder and will provide access to all relevant information respecting the Property, to the extent such information is in the possession or control of Seller. Without limitation on the foregoing, on or before the Effective Date, Seller shall deliver to Buyer copies of the Due Diligence Package. Buyer shall have the opportunity to perform and complete, at its sole expense, its due diligence review, examination and inspection of all matters pertaining to its acquisition of the Property, including the Tenant Leases, Service Contracts, Intangible Property, and all financial, physical, environmental and compliance matters, entitlements and other conditions respecting the Property. Buyer, its agents, contractors and employees shall have reasonable access to the Property during normal business hours following twenty-four (24) hours’ advance notice to Seller to perform its inspections, studies and surveys in connection with such due diligence investigation. Buyer shall at all times conduct such due diligence in compliance with Laws and the terms of the Tenant Leases, and without unreasonably interfering with or disturbing any tenant at the Property, and Buyer shall promptly restore the Property to its condition immediately preceding such inspections and examinations and shall keep the Property free and clear of any mechanic’s liens or materialmen’s liens in connection with such inspections and investigations. Any intrusive physical testing (environmental, structural or otherwise) at the Property (such as soil borings or the like) shall be conducted by Buyer only after obtaining Seller’s prior written consent to such testing, which consent shall not be unreasonably withheld. Buyer shall indemnify, protect, defend and hold Seller harmless from and against any Claim for property damage or personal injury arising from Buyer’s negligence or willful misconduct in connection with its inspections or examinations of the Property.
               (2) Buyer may, in its sole and absolute discretion, elect to terminate this Agreement by giving written notice to Seller at any time prior to the end of the Due Diligence Period. If Buyer elects in its sole and absolute discretion to proceed to Closing, Buyer shall, prior to the expiration of the Due Diligence Period, (i) deliver written notice to Seller of Buyer’s election to proceed to Closing, which notice shall include a waiver of Buyer’s right to terminate this Agreement pursuant to Section 5 and Section 6A(2) hereof (the “Buyer’s Approval Notice”) and (ii) deposit the Additional Deposit with the Title Company. If Buyer fails to timely deliver such Approval Notice and deposit the Additional Deposit with the Title Company, Buyer shall be conclusively deemed to have elected to terminate this Agreement and this Agreement shall automatically terminate upon the expiration of the Due Diligence Period. If Buyer elects or is deemed to have elected to terminate this Agreement pursuant to this Section 6, Buyer and Seller hereby instruct the Title Company to deliver the Initial Deposit to Buyer, together with any and all interest earned thereon but minus Buyer’s share of any reasonable and customary cancellation fees collected by Title Company, and the parties have no further rights, liabilities, or obligations under this Agreement (other than those that expressly survive termination). Seller shall be responsible for its share of the Title Company’s reasonable and customary cancellation fees.

B.	Pre-Closing Improvements.
               Upon delivery of the Buyer’s Approval Notice and payment of the Additional Deposit, (1) Buyer, its agents, representatives, employees, vendors, consultants, customers and prospective customers shall have the right to enter upon the Property (with the exception of the portion of the Property occupied by Equant located at 3000 Corvin Drive) at any time, and (2) Buyer shall be permitted to make any improvements to the Property desired by Buyer, subject to local Laws and further subject to Seller’s approval (which approval shall not be unreasonably withheld, delayed or conditioned). Prior to the commencement of any work of improvement, Buyer shall demonstrate to Seller’s reasonable satisfaction that it has the financial capacity to undertake, complete and pay for such improvement. Buyer agrees to indemnify and hold harmless Seller from any and all loss, liability, cost, claims, demands, damaged, actions, mechanics liens and suits arising out of or in any manner related to the exercise by Buyer of Buyer’s rights under this Section 6B.
7.	CLOSING
     The closing (“Closing”) of the sale and purchase herein provided shall be consummated through the mail with all deliveries required hereunder being made to Title Company on or before 2:00 p.m. Pacific Standard Time on the Closing Date.
A.	Escrow
               On or before 2:00 p.m. Pacific Standard Time on the Closing Date, the parties shall deliver to Title Company the following:
(1)	By Seller. Seller shall deliver
                    (a) a duly executed and acknowledged original grant deed covering the Land and Improvements, in the form of Exhibit E (“Deed”);
                    (b) four (4) duly executed and acknowledged counterpart originals of the bill of sale, assignment and assumption covering the Personal Property, Tenant Leases and Intangible Property, in the form of Exhibit F (“Bill of Sale, Assignment and Assumption”);
                    (c) a certificate of Seller respecting the “non-foreign” status of Seller in the form of Exhibit G-1; and a Withholding Exemption Certificate, California Form 593-C, certifying that Seller is exempt from withholding under California law due to the fact that Seller resides or has a permanent place of business in California, the form of Exhibit G-2.
                    (d) duly executed counterpart originals of a notice to each tenant of the Property in the form of Exhibit H (collectively, the “Notices to Tenants”);
                    (e) evidence reasonably satisfactory to Title Company that all necessary authorizations of the transaction provided herein have been obtained by Seller, such other documents and instruments, payments, indemnities, releases and agreements (including a gap undertaking and owner’s affidavit) and shall perform such other acts as Title Company shall reasonably require in order to issue the Owner’s Policy, and such other instruments as may be reasonably requested by Title Company in order to consummate the transaction contemplated hereby and issue the Owner’s Policy;
                    (f) releases (“Releases”) of the Existing Liens satisfactory to Buyer and Title Company;
                    (g) to the extent not previously delivered to Buyer and within the possession or control of Seller or its affiliates, originals of all items within the Due Diligence Package (including originals of all Tenant Leases, Service Contracts and Permits, and copies of all tenant correspondence and billing files and records),
                    (h) a certificate (the “Closing Certificate”), dated as of the Closing Date and duly executed by Seller, in the form of Exhibit I, representing to Buyer that, subject to the last paragraph of Section 9(A), the representations and warranties of Seller contained in this Agreement are true and correct without exception as of the Closing Date as if made on and as of the Closing Date (or, specifying in reasonable detail such exceptions, if any, which then exist);
                    (i) the original letter of credit posted by Equant securing performance of the Equant Lease; and
                    (j) four (4) duly executed originals of the assignment agreement, in the form attached hereto as Exhibit J-1 (the “Assignment Agreement”), or, to the extent Seller is unable to obtain the NSI Consent as set forth in Section 11(B)(6) hereof, Seller shall deliver four (4) duly executed originals of the Indemnification Agreement, in the form attached hereto as Exhibit J-2 (the “Indemnification Agreement”), in lieu of the Assignment Agreement.
(2)	By Buyer. Buyer shall deliver
                    (a) the Closing Payment by wire transfer of immediately available federal funds;
                    (b) four (4) duly executed and acknowledged counterpart originals of the Bill of Sale, Assignment and Assumption;
                    (c) duly executed counterpart originals of the Notices to Tenants; and
                    (d) evidence reasonably satisfactory to Title Company that all necessary authorizations of the transaction provided herein have been obtained by Buyer, and such other documents and instruments as may be reasonably requested by Title Company in order to consummate the transaction contemplated hereby and issue the Owner’s Policy.
B.	Conditions to Closing; Delivery to Parties
               The conditions to the closing of such escrow shall be Title Company’s receipt of funds and documents described subsection A above and the satisfaction of the additional conditions set forth in Section 11 below.

C.	Closing Costs
               Buyer shall pay (1) the premium applicable to the coverage contemplated by the Owner’s Policy (other than that portion payable by Seller as provided in clause (c) below); and (2) the cost of any of its examinations and inspections and audits of the Property, including the cost of any of its appraisals, Survey, environmental, physical and financial audits, and, if applicable, all costs associated with any financing to be obtained by Buyer. Seller shall pay (a) all documentary transfer taxes payable in connection with the recordation of the Deed; (b) all of the cost of the escrow arrangements; (c) the premium applicable to the CLTA coverage within the Owner’s Policy; (d) any commissions due to brokers or finders pursuant to Section 12; and (e) the recording fees for the Deed, the Releases or the release of other matters not constituting Permitted Exceptions, and any other documents contemplated by this Agreement. All other closing costs not specifically allocated herein shall be paid by the parties as is customary in the county in which the Property is located. Seller and Buyer shall each pay their respective (i) legal fees and expenses, (ii) share of prorations (as provided below), and (iii) cost of all opinions, certificates, instruments, documents and papers required to be delivered, or caused to be delivered, by it hereunder and the cost of all its performances under this Agreement.
D.	Prorations
               (1) Items to be Prorated. The following shall be prorated between Seller and Buyer as of the Closing Date:
                    (a) All real estate taxes and assessments on the Property payable in respect to the Current Tax Year. Such real estate taxes and assessments shall be prorated on a per diem basis based upon the number of days in the Current Tax Year prior to the Closing Date (which shall be allocated to Seller) and the number of days in the Current Tax Year on and after the Closing Date (which shall be allocated to Buyer). Seller shall be responsible for real estate taxes and assessments on the Property payable in respect to periods prior to the Current Tax Year. Upon the Closing Date and subject to the adjustment provided for above, Buyer shall be responsible for real estate taxes and assessments on the Property payable in respect to the Current Tax Year and all periods after the Current Tax Year.
                    (b) All rentals and other tenant charges and reimbursements received in respect to the month in which the Closing Date occurs (the “Current Month”). Such rentals and other tenant charges and “Additional Rents” (as defined below) for the Current Month which have been received as of the Closing Date shall be prorated on a per diem basis based upon the number of days in the Current Month prior to the Closing Date (which shall be allocated to Seller) and the number of days in the Current Month on and after the Closing Date (which shall be allocated to Buyer). All rentals and other tenant charges and Additional Rents received by Buyer from a tenant after the Closing Date shall first be applied first to collection costs and then to the most recently accrued obligation of such tenant. After application as set forth above, Buyer shall promptly remit to Seller that portion of rentals and other tenant charges and Additional Rents received after the Closing Date attributable to periods prior to the Current Month, and if attributable to the Current Month, Seller’s share thereof in accordance with the proration set forth above. No person or entity (other than Buyer) shall institute an action against any tenant for delinquent rentals and other tenant charges and Additional Rents attributable to periods prior to the Current Month prior to the later of 90 days after the Closing Date and five business days after it gives Buyer written notice of such demand or action (and in no event shall Seller be entitled to take any action against a tenant which would result in a termination of any Tenant Lease or the tenant’s right of occupancy thereunder). Tenants of the Property may be obligated to pay, as additional rent, certain percentage rent, escalations in base rent and pass-throughs of operating and similar expenses pursuant to the terms of the Tenant Leases (collectively, “Additional Rents”). As to any Additional Rents that are based on estimates and that are subject to adjustment or reconciliation pursuant to the Tenant Leases after the Closing Date, Seller and Buyer shall “re-prorate” such Additional Rents (including any portions thereof that may be required to be refunded to tenants) at the time that such estimates are actually adjusted or reconciled pursuant to the terms of such Tenant Leases. Any amounts that may be due Seller as a result of such re-prorations shall be paid by Buyer to Seller promptly after Buyer collects such amounts from the tenants, and any amounts that may be due the tenants from Seller as a result of such re-prorations shall be paid by Seller to Buyer promptly after written request therefor is delivered to Seller by Buyer.
                    (c) Notwithstanding anything to the contrary herein, Additional Rents representing tenant reimbursements for real estate taxes and assessments shall be prorated as follows: Seller shall be entitled to all such reimbursements payable prior to the Closing Date and Buyer shall be entitled to all such reimbursements payable on or after the Closing Date; provided that (1) if such reimbursements are payable on a monthly, quarterly or annual basis, then the reimbursement payable in the month, quarter or year, respectively, in which the Closing Date occurs shall be prorated based upon the number of days in such month, quarter or year that are prior to the Closing Date (as to Seller) and the number of days in such month, quarter or year that are on or after the Closing Date (as to Buyer), and (2) any adjustment (with respect to such a reimbursement) payable after the Closing Date shall be allocated in the same manner as the reimbursement itself.
                    (d) All operating expenses (including all charges under Service Contracts and agreements assumed by Buyer under the Bill of Sale, Assignment and Assumption). As to each service provider, operating expenses payable or paid to such service provider in respect to the billing period of such service provider in which the Closing Date occurs (the “Current Billing Period”), shall be prorated on a per diem basis based upon the number of days in the Current Billing Period prior to the Closing Date (which shall be allocated to Seller) and the number of days in the Current Billing Period on and after the Closing Date (which shall be allocated to Buyer), and assuming that all charges are incurred uniformly during the Current Billing Period. If actual bills for the Current Billing Period are unavailable as of the Closing Date, then such proration shall be made on an estimated basis based upon the most recently issued bills, subject to readjustment upon receipt of actual bills.
               (2) Security Deposits; Prepaid Rents; Tenant Inducements. Prepaid rentals and other tenant charges and Additional Rents for periods after the Current Month, and any security deposits (including any portion thereof which may be designated as prepaid rent) made under Tenant Leases shall be credited against the Purchase Price. In addition, in the event that as of the Closing Date there shall exist any rebate, rental concession, free-rent period, credit, setoff or rent reduction under or with respect to any Tenant Lease which extends to or beyond the Closing Date, then Seller shall pay Buyer as of the Closing Date (and the prorations in favor of Buyer hereunder shall include an amount equal to) the aggregate amount of the same applicable to any period or periods on or after the Closing Date.
               (3) Calculation. The prorations and payments shall be made on the basis of a written statement submitted by Title Company to Buyer and Seller prior to the Closing Date and approved by Buyer and Seller. In the event any prorations or apportionments made hereunder shall prove to be incorrect for any reason, then any party shall be entitled to an adjustment to correct the same. Any item which cannot be finally prorated because of the unavailability of information shall be tentatively prorated on the basis of the best data then available and re-prorated when the information is available. Notwithstanding the foregoing, any re-proration shall be made, if at all, within 90 days after the Closing Date (except with respect to taxes and assessments and Additional Rents, in which case such re-proration shall be made within 30 days after the information necessary to perform such re-proration is available).
               (4) Items Not Prorated. Seller and Buyer agree that (a) none of the insurance policies relating to the Property will be assigned to Buyer (and Seller shall pay any cancellation fees resulting from the termination of such policies) and Buyer shall responsible for arranging for its own insurance as of the Closing Date; (b) utilities, including telephone, electricity, water and gas, shall be read on the Closing Date to the extent reasonably feasible; (c) the Property will not be subject to any Existing Liens; and (d) all employees of Seller performing services at the Property shall be terminated by Seller prior to the Closing Date and Seller shall fully pay such employees prior to the Closing Date all accrued salaries, wages and benefits (including vacation and sick pay), and Buyer shall not be obligated to rehire such employees. Accordingly, there will be no prorations for insurance, utilities, debt service or payroll. Notwithstanding the foregoing, in the event a meter reading is unavailable for any particular utility, such utility shall be prorated in the manner provided in subsection (1)(c) above.
8.	DESTRUCTION/CONDEMNATION OF PROPERTY
     In the event that all or any portion of the Land or Improvements is damaged or destroyed by any casualty or is the subject of a taking or condemnation under the provisions of eminent domain law after the Effective Date but prior to the Closing Date, Seller shall have no obligation to repair or replace any damage or destruction caused by the foregoing, but the following shall apply at the Closing: (1) in the event of a casualty, Buyer shall receive a credit against the Purchase Price at Closing for the reasonably estimated remaining cost to restore the Property to its condition immediately prior to such casualty; and (2) in the event of a taking, Seller shall assign to Buyer its rights to any condemnation proceeds resulting from such taking. Notwithstanding the foregoing, if such casualty or taking is a “Material Event” (as defined below), then either party, at its option, may terminate this Agreement by written notice to the other given on or before the Closing Date, and upon such termination, the Deposit shall be returned to Buyer and the parties shall have no further liability or obligation hereunder. As used in this Section, a “Material Event” means either of the following: (a) a casualty resulting in damage or destruction to the Property, if the cost to restore the Property to its condition immediately prior to such casualty is reasonably estimated to exceed Fifty Thousand and No/100 Dollars ($50,000.00), or (b) a taking or condemnation which would impede access to the Property, reduce available parking below that required by Laws or any Business Agreement, result in the termination of any Tenant Lease, or result in a condemnation award reasonably estimated to exceed Fifty Thousand and No/100 Dollars ($50,000.00).
9.	REPRESENTATIONS AND WARRANTIES; CERTAIN COVENANTS
A.	Representations and Warranties of Seller
               Seller hereby represents and warrants the following to Buyer:
               (1) Formation; Authority. Each entity comprising Seller is a limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of the State of California and duly authorized and qualified to do all things required of it under this Agreement. Each entity comprising Seller has all requisite power and authority to execute and deliver, and to perform all of its obligations under, this Agreement and nothing prohibits or restricts the right or ability of any entity comprising Seller to close the transactions contemplated hereunder and carry out the terms hereof.
               (2) Due Execution; Enforceability. This Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Seller are duly authorized, executed and delivered by and are binding upon Seller.
               (3) Consents; No Conflict. Seller has obtained all consents and permissions related to the transactions herein contemplated and required under any covenant, agreement, encumbrance, or Laws. Neither this Agreement nor any agreement, document or instrument executed or to be executed in connection with the same, nor anything provided in or contemplated by this Agreement or any such other agreement, document or instrument, does now or shall hereafter breach, invalidate, cancel, make inoperative or interfere with, or result in the acceleration or maturity of, any agreement, document, instrument, right or interest, affecting or relating to Seller or the Property.
               (4) No Bankruptcy or Dissolution. No Bankruptcy/Dissolution Event has occurred with respect to (a) any entity comprising Seller; or (b) any general partner or managing member of any entity comprising Seller.
               (5) Improvements. To the best knowledge of Seller, the Improvements have been constructed in a good, workmanlike manner in accordance with all Laws, Permits and Business Agreements, and are free from any material defects.
               (6) Compliance. To the best knowledge of Seller: (a) all Permits have been obtained, are in full force and effect and are free from violation; and (b) the Property and the operation and use thereof complies with applicable Laws and the Business Agreements (and, without limitation, the Land is zoned for the buildings and businesses included in the Property).
               (7) Default. Seller is not in default in respect of any of its obligations or liabilities pertaining to the Property. Without limitation on the foregoing, the Service Contracts, the Permitted Exceptions and the Tenant Leases are free from default by Seller and, to the best knowledge of Seller, by any other party thereto.

               (8) Personal Property. Seller holds good title to, and the entire right, title, and interest in and to, the Personal Property described on Exhibit B, free and clear of any and all leases, liens, encumbrances, or other liabilities, except the Permitted Exceptions and the Tenant Leases.
               (9) Due Diligence Package. The Due Diligence Package is true and correct in all material respects (and without limitation, Seller has delivered to Buyer true, correct and complete copies of each Tenant Lease and Service Contract, and all other material information respecting the Property within its possession or control).
               (10) Tenant Leases. Exhibit K is a full, true and correct Rent Roll for the Property as of the date hereof, which sets forth all leases, assignments, subleases, amendments, modifications, agreements or understandings (whether written or oral) with any and all tenants, concessionaires or licensees of the Property. Each Tenant Lease is in full force and effect, and the term of the same and the obligation to pay rent thereunder has commenced and the tenant thereunder is in full possession and actual occupancy thereof, and all improvements required to be completed under the provisions thereof are completed. No rebates, rental concessions, free-rent periods, credits, setoffs or rent reductions relating to any period after the Closing Date have been given under any Tenant Lease and no tenant is making any claim against Seller or the Property or is entitled to or is claiming any of the same. All brokerage commissions with respect to Tenant Leases have been paid in full or will have been paid in full prior to the Closing Date and there are and will be no commissions payable with respect to renewals, extensions or expansions of or under any Tenant Lease. Seller has executed no exclusive brokerage agencies. No tenant is affiliated with Seller and no tenant has any options to acquire space in any other buildings planned, owned or managed by Seller or any affiliate of Seller.
               (11) Litigation; Condemnation. There are no actions, suits or proceedings pending and served on Seller or, to the best knowledge of Seller, filed but unserved, threatened, before or by any judicial, administrative or union body, any arbiter or any governmental authority, against or affecting Seller, its partners or the Property (or any portion thereof). To the best knowledge of Seller there is no existing, proposed or contemplated eminent domain or similar proceeding which would affect the Land or Improvements in any way whatsoever.
               (12) Utilities. To the best knowledge of Seller the Property has adequate water supply, storm and sanitary sewage facilities, telephone, gas, electricity, fire protection and, without limitation, other required public utilities.
               (13) Hazardous Materials. Except as disclosed in Exhibit “M” attached hereto, to the best knowledge of Seller, there are (and have been) no Hazardous Materials installed or stored in or otherwise existing at, on, in or under the Property.
               (14) Notices; Requests. Seller has received no notice and has no knowledge that any government agency or any employee or official thereof considers the construction of the Property or the operation or use of the same to have failed to comply with any Law, or that any investigation has been commenced or is contemplated respecting any such possible failure of compliance. There are no unsatisfied requests for repairs, restorations or improvements from any person, entity or authority, including, but not limited to, any tenant, lender, insurance carrier or government authority.
               (15) Existing Agreements. There are no agreements or understandings (whether written or oral) relating to the Property, except for the Tenant Leases and the Service Contracts. All Service Contracts are listed and described in Exhibit L.
               (16) OFAC Compliance. Seller is in compliance with the requirements of Executive Order No. 133224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders or regulations in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the “Orders”). Further, neither Seller nor any beneficial owner of Seller:
                    (a) is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”);
                    (b) is a person who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or is owned or controlled by, or acts for or on behalf of, any person on the Lists or any other person who has been determined by competent authority to be subject to the prohibitions contained in the Orders.
               (17) Knowledge. For purposes of this Agreement, “to the best knowledge of Seller” means the actual knowledge of Don Pearlman. Seller represents and warrants that Don Pearlman is the person most likely to have actual knowledge of the matters represented herein. For purposes of this Agreement, matters “of which Buyer becomes aware” means matters within the actual awareness of Jose Segrera, the person within Buyer’s organization most likely to have actual knowledge of such matters.
     Seller shall promptly notify Buyer in writing of any changed condition, receipt of notice or documentation, or acquired knowledge, that would materially alter any representation or warranty of Seller contained herein of which Seller becomes aware. Buyer shall promptly notify Seller in writing of any material inaccuracy in any representation or warranty of Seller contained herein of which Buyer becomes aware. Within five (5) Business Days after notification in writing (i) by Seller to Buyer of any such changed condition, receipt of notice or documentation, or acquired knowledge, or (ii) by Buyer to Seller of any breach of the representations or warranties of Seller set forth in this Agreement, Seller, at Seller’s own option and expense, may elect by written notice to Buyer to cure or remedy any breach of such representation or warranty, and the Closing Date may be extended for up to thirty (30) days after the scheduled Closing Date in order for Seller to effectuate such cure or remedy. If Seller does not elect to so cure or remedy such breach, or if Seller so elects but then fails to complete such cure or remedy within such thirty day period, then Buyer may elect, by written notice to Seller given at any time thereafter, to terminate this Agreement. Subject to the last sentence of this paragraph, if, notwithstanding Seller’s election not to cure any such breach, Buyer elects to consummate the purchase of the

Property, Seller shall not be liable to Buyer as a result of such breach. In addition, if Buyer has actual knowledge of a breach of a representation or warranty, and fails to notify Seller of any material inaccuracy in any representation or warranty of Seller contained herein, Seller shall not be liable to Buyer for loss or damages resulting from such inaccuracy. Notwithstanding the foregoing, if any representation or warranty made by Seller is materially changed or rendered materially incorrect as a result of any fraudulent act of Seller, and Seller does not cure or remedy the representation or warranty prior to Closing as provided in this Section, then Seller shall be in breach of a material obligation under this Agreement, and notwithstanding Buyer’s election to consummate the purchase of the Property thereafter or not, Buyer may recover from Seller damages incurred as a result of such breach.
B.	Representations and Warranties of Buyer
               Buyer hereby represents and warrants the following to Seller:
               (1) Formation; Authority. Buyer is a partnership, corporation or limited liability company duly organized, validly existing and in good standing under the laws of the state of its formation and duly authorized and qualified to do all things required of it under this Agreement. Buyer has all requisite power and authority to execute and deliver, and to perform all of its obligations under, this Agreement and nothing prohibits or restricts the right or ability of Buyer to close the transactions contemplated hereunder and carry out the terms hereof.
               (2) Due Execution; Enforceability. This Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Buyer are duly authorized, executed and delivered by and are binding upon Buyer.
               (3) No Bankruptcy/Dissolution Event. No Bankruptcy/Dissolution Event has occurred with respect to Buyer.
               (4) OFAC Compliance. Buyer is in compliance with the Orders. Further, neither Buyer nor any beneficial owner of Buyer:
                    (a) is listed on the Lists;
                    (b) is a person who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or is owned or controlled by, or acts for or on behalf of, any person on the Lists or any other person who has been determined by competent authority to be subject to the prohibitions contained in the Orders.
C.	Certain Interim Covenants of Seller
               Until the Closing Date or the sooner termination of this Agreement:
               (1) Seller shall maintain the Property in the same manner as prior hereto pursuant to its normal course of business.
               (2) Seller shall not enter into any additional Business Agreements affecting the Property without the prior consent of Buyer. Seller, at its sole cost and expense, shall terminate as of the Closing Date any Service Contract which is objected to by Buyer in writing prior to the expiration of the Due Diligence Period.
               (3) Seller shall use diligent efforts to obtain estoppel certificates from the tenants of the Property, in a form approved by Buyer, and deliver the same to Buyer.
               (4) Seller shall maintain its existing insurance policies for the Property through the Closing Date.
D.	Buyer’s Review and Seller’s Disclaimer
               (1) Buyer’s Opportunity for Review. Prior to the expiration of the Due Diligence Period and subject to Seller’s approval right with regard to intrusive physical testing as set forth in Section 6(A)(1), Buyer will be given full opportunity to make a complete review and inspection of the Property, including, without limitation, all of the Due Diligence items included in the Due Diligence Package (the “Due Diligence Items”) and any and all other matters and information provided by Seller or obtained or obtainable by Buyer (regardless of whether Buyer in fact obtains and/or reviews such information) relating to the physical, legal, economic and environmental condition of the Property. In addition, during the Due Diligence Period, Buyer will be permitted to make a complete review and inspection of the environmental condition (including the soil condition, and the existence of asbestos PCB’s, hazardous waste and other toxic substances) of the Property, subject to Seller’s approval right with regard to intrusive physical testing as set forth in Section 6(A)(1). Notwithstanding any other provision of this Agreement, Buyer shall not have the right to inspect or make copies of any documents in Sellers’ possession and not included in the Due Diligence Items if such documents involve any internal budgets or projections, any prospective purchasers of any of the Property other than Buyer, or any other information and documentation determined by Seller to be confidential or privileged.
               (2) “As-Is, Where-Is and With All Faults”. Based upon Buyer’s familiarity with, and due diligence relating to, the Property, and pertinent knowledge as to the market in which the Property is situated, and in direct consideration of Seller’s decision to sell the Property or the Purchase Price, but except as otherwise expressly provided in this Agreement or in any document provided by Seller at the Closing      , Buyer shall purchase the Property in an “as-is, where is and with all faults” condition on the Closing Date and assumes fully the risk that adverse latent or patent physical, environmental, economic or legal conditions may not have been revealed by its investigations. Seller and Buyer acknowledge that the compensation to be paid to Seller for the Property has taken into account that the Property is being sold subject to the provisions of this section. The Closing shall constitute a reaffirmation by Buyer and Seller of each of the provisions of this section and each of them shall be continuing in nature and shall survive the Closing. Buyer shall rely upon its own investigation of the physical, environmental, economic and legal condition of the Property and on its own investigation as to whether the Property is located in an area which is designated as a special flood hazard area, dam failure inundation area, earthquake fault zone, seismic hazard zone, high fire severity area or wildland fire area, by any federal, state or local agency; provided, however that Buyer may is relying, to the extent applicable, on the representations and warranties of Seller contained herein and contained in the documents delivered by Seller at Closing. Buyer undertakes and assumes the risks associated with all matters pertaining to the Property’s location in any area designated as a special flood hazard area, dam failure inundation area, earthquake fault zone, seismic hazard zone, high fire severity area or wildland fire area, by any federal, state or local agency. The provisions of this section shall indefinitely survive the Closing hereunder or termination of this agreement and shall not be merged into the Deed.
               (3) Release. Consistent with the foregoing and subject solely to the representations and warranties set forth in Section 9(A) hereof and in any documents delivered by Seller at the Closing, and further subject to the express indemnification provisions herein, effective as of the Closing, Buyer, for itself and its agents, affiliates, successors and assigns, hereby releases and forever discharges Seller, its trustees, beneficial owners, agents, employees, representatives, affiliates, successors and assigns from any and all rights, claims and demands at law or in equity, whether known or unknown at the time of this Agreement, which Buyer has or may have in the future, arising out of the physical, environmental, economic or legal condition of the Property, including, without limitation, all claims in tort or contract and any claim for indemnification or contribution arising under the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601, et seq.) or any similar federal, state or local statute, rule or ordinance relating to liability of property owners for environmental matters. Without limiting the foregoing, Buyer, upon the Closing, shall be deemed to have waived, relinquished and released Seller and all other conditions, violations of applicable laws and any and all other acts, omissions, events, circumstances or matters affecting the Property, except as expressly and specifically provided in (and as limited by) any provision of this Agreement or in any documents delivered by Seller at Closing with respect to any express covenant, representation, warranty or indemnity of Seller. Notwithstanding anything to the contrary contained in this Agreement, Buyer’s waivers and releases contained in this Agreement shall not apply to any claims that arise out of Seller’s fraud or suppression of a material fact or facts that Seller is otherwise bound to disclose by applicable law.
10.	INDEMNIFICATION OBLIGATIONS
     If the Closing occurs, then the parties shall have the following respective indemnification obligations:
A.	Indemnification by Seller
                    In addition to the indemnification obligations of Seller set forth in the Indemnification Agreement, to the extent such Indemnification Agreement is delivered by Seller in accordance with the terms of this Agreement, Seller shall protect, defend, indemnify and hold Buyer and the Property harmless from and against: (a) any Claim in any way related to the Property and arising or accruing prior to Closing Date, including any Claim arising or accruing under any Tenant Lease, Service Contract, Permitted Exception or other Business Agreement arising prior to the Closing Date; and (b) any Claim that results from any breach or default by Seller under this Agreement.
B.	Indemnification by Buyer
                    Buyer shall protect, defend, indemnify and hold Seller harmless from and against: (a) any Claim in any way related to the Property and first arising or accruing on or after the Closing Date, including any Claim first arising or accruing on or after the Closing Date under any Tenant Lease, Permitted Exception or Service Contract assumed by Buyer under the Bill of

Sale, Assignment and Assumption (except to the extent such Claim results from a fact or circumstance that is inconsistent with the representations and warranties of Seller in connection with this Agreement or any document executed by Seller pursuant to this Agreement, or constitutes or results from a breach by Seller or a matter which is the responsibility of Seller under this Agreement or any document executed by Seller pursuant to this Agreement); and (b) any Claim that results from any breach or default by Buyer under this Agreement..
C.	Generally
               The indemnification obligations under this Agreement shall be subject to the following provisions:
               (1) The party seeking indemnification (“Indemnitee”) shall notify the other party (“Indemnitor”) of any Claim against Indemnitee within fifteen (15) days after it has notice of such Claim, but failure to notify Indemnitor shall in no case prejudice the rights of Indemnitee under this Agreement unless Indemnitor shall be prejudiced by such failure and then only to the extent of such prejudice. Should Indemnitor fail to discharge or undertake to defend Indemnitee against such liability (with counsel approved by Indemnitee), within ten (10) days after Indemnitee gives Indemnitor written notice of the same, then Indemnitee may settle such Claim, and Indemnitor’s liability to Indemnitee shall be conclusively established by such settlement, the amount of such liability to include both the settlement consideration and the reasonable costs and expenses, including attorneys’ fees, incurred by Indemnitee in effecting such settlement. Indemnitee shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of Indemnitee unless: (a) the employment of such counsel shall have been authorized in writing by Indemnitor in connection with the defense of such action, (b) Indemnitor shall not have employed counsel to direct the defense of such action, or (c) Indemnitee shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to Indemnitor (in which case Indemnitor shall not have the right to direct the defense of such action or of Indemnitee), in any of which events such fees and expenses shall be borne by Indemnitor.
               (2) The indemnification obligations under this Agreement shall also extend to any present or future advisor, trustee, director, officer, partner, member, employee, beneficiary, shareholder, participant or agent of or in Indemnitee or any entity now or hereafter having a direct or indirect ownership interest in Indemnitee.
11.	CONDITIONS TO CLOSING
A.	Seller’s Conditions to Closing
               In addition to the conditions provided in other provisions of this Agreement, Seller’s obligations to perform its undertakings provided in this Agreement (including its obligation to sell the Property) are conditioned on the following:
               (1) Performance by Buyer. The due performance by Buyer of each and every undertaking and agreement to be performed by it hereunder in all material respects (including the delivery to Seller of the items specified to be delivered by Buyer in Section 7 hereof) and the truth of each representation and warranty made by Buyer in this Agreement in all material respects at the time as of which the same is made and as of the Closing Date as if made on and as of the Closing Date.
               (2) No Bankruptcy or Dissolution. That at no time on or before the Closing Date shall any Bankruptcy/Dissolution Event have occurred with respect to Buyer, and if Buyer is a partnership, any general partners of Buyer.
B.	Buyer’s Conditions to Closing
               In addition to the conditions provided in other provisions of this Agreement, Buyer’s obligations to perform its undertakings provided in this Agreement (including its obligation to purchase the Property) are conditioned on the following:
               (1) Performance by Seller. The due performance by Seller of each and every undertaking and agreement to be performed by it hereunder in all material respects (including the delivery to Buyer of the items specified to be delivered by Seller in Section 7; provided, however, that Seller shall be entitled to deliver the Indemnification Agreement in lieu of the Assignment Agreement to the extent Seller fails to obtain the NSI Consent as set forth in Section 11(B)(6)), and, subject to the last paragraph of Section 9(A), the truth of each representation and warranty made by Buyer in this Agreement in all material respects at the time as of which the same is made and as of the Closing Date as if made on and as of the Closing Date. Without limitation on the foregoing, there shall be no defaults or exceptions noted in the Closing Certificate, unless waived by Buyer in accordance with the last paragraph of Section 9(A).
               (2) No Bankruptcy or Dissolution. That at no time on or before the Closing Date shall a Bankruptcy/Dissolution Event have occurred with respect to Seller or any of the general partners of Seller.
               (3) Tenant Estoppels. Buyer shall have received, at least three (3) business days prior to the Closing Date, estoppel certificates from each tenant of the Property, in a form approved by Buyer without modification, confirming the information set forth in Exhibit K, and indicating no adverse matters.
               (4) Equant Lease Termination. Buyer shall have notified Seller within thirty (30) days after the expiration of the Due Diligence Period, that it has entered into an Equant Lease Termination Agreement, on such terms and conditions as may be satisfactory to Buyer in its sole and absolute discretion. If this condition is not satisfied or waived by Buyer within such time period, Buyer shall be entitled to a full refund of the Deposit and thereupon, this Agreement shall be deemed to have been terminated in accordance with the last two sentences of paragraph 6A(2).
               (5) Approval of Archeological Due Diligence. Buyer shall have notified Seller within thirty (30) days after the expiration of the Due Diligence Period, that it is satisfied, in its sole and absolute discretion, with the results of its due diligence investigation of the archeological issues affecting the Property, as further described below. If this condition is not satisfied or waived by Buyer within such time period, Buyer shall be entitled to a full refund of the Deposit and thereupon, this Agreement shall be deemed to have been terminated in accordance with the last two sentences of paragraph 6A(2). For purposes hereof, Seller and Buyer acknowledge (a) that the Property is located within the boundaries of a recorded archeological site, (b) that Native American burials have been located on the Property, and (iii) that the existence of the archeological site, presence of such burials and the resolution of certain issues concerning the removal thereof (including, without limitation, payment for removal services) may affect Buyer’s anticipated use and development of the Property.
               (6) Consent of NSI to Assignment. Seller shall have delivered to Buyer, prior to the Closing, the written consent of NSI to the assignment of all of Effingham’s and Seller’s rights to indemnification from NSI under Section 2.5(B) of the Effingham Purchase Agreement (the “NSI Consent”), as contemplated by the Assignment Agreement, which NSI Consent shall be effective as of the Closing; provided, however, that the delivery of the NSI Consent shall not be a condition to Closing to the extent Seller delivers the Indemnification Agreement in lieu of the Assignment Agreement. To the extent that Seller fails satisfy the foregoing condition at or prior to Closing, Buyer shall be entitled to a full refund of the Deposit and thereupon, this Agreement shall be deemed to have been terminated in accordance with the last two sentences of paragraph 6A(2).
12.	MISCELLANEOUS
A.	Brokerage Issues
               (1) Except as provided in subsection (2) below, Seller represents and warrants to Buyer, and Buyer represents and warrants to Seller, that no broker or finder has been engaged by it, respectively, in connection with any of the transactions contemplated by this Agreement or to its knowledge is in any way connected with any of such transactions. In the event of a Claim for broker’s or finder’s fee or commissions in connection herewith, then Seller shall indemnify, protect, defend and hold Buyer harmless from and against the same if it shall be based upon any statement or agreement alleged to have been made by Seller or if the claim be from Broker, and Buyer shall indemnify, protect, defend and hold Seller harmless from and against the same if it shall be based upon any statement or agreement alleged to have been made by Buyer (other than to Broker).
               (2) NAI BT Commercial and John Brackett (“Broker”) has been engaged by Seller in connection with the transaction contemplated by this Agreement. Upon the close of Escrow, Seller shall pay to Broker a commission equal to three percent (3%) of the Purchase Price.
B.	Limitation of Liability
               No present or future partner, member, director, officer, shareholder, employee, advisor, affiliate or agent of or in Buyer or Seller or any affiliate of Buyer or Seller shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or in connection with the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter. Each party and its successors and assigns and, without limitation, all other persons and entities, shall look solely to the other party’s assets for the payment of any Claim or for any performance, and other party hereby waives any and all such personal liability. For purposes of this subsection B, no negative capital account or any contribution or payment obligation of any partner or member in Buyer or Seller shall constitute an asset of said party. In addition, neither Buyer nor any successor or assign of Buyer intends to assume any personal liability, directly or indirectly, under or in connection with any Business Agreement to which the Property is now or hereafter subject, and no such assumption shall be implied except to the extent expressly set forth in the Bill of Sale, Assignment and Assumption. The limitations of liability contained in this Section are in addition to, and not in limitation of, any limitation on liability applicable to Buyer or Seller provided elsewhere in this Agreement or by law or by any other contract, agreement or instrument.
C.	Successors and Assigns
               Seller may not assign or transfer its rights or obligations under this Agreement without the prior written consent of Buyer (in which event such transferee shall assume in writing all of the transferor’s obligations hereunder, but such transferor shall not be released from its obligations hereunder). No consent given by Buyer to any transfer or assignment of Seller’s rights or obligations hereunder shall be construed as a consent to any other transfer or assignment of Seller’s rights or obligations hereunder. Buyer may not assign or transfer its rights or obligations under this Agreement prior to the Closing Date without the prior written consent of Seller (which Seller agrees not to unreasonably withhold), except to (i) an affiliate of Buyer, (ii) an entity sponsored by or advised by Buyer or an affiliate of Buyer, or (iii) The Credit Suisse Group or any affiliate thereof, provided, however, that transferor shall not be released from its obligations hereunder. No transfer or assignment in violation of the provisions hereof shall be valid or enforceable. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties.
D.	Notices
               Any notice which a party is required or may desire to give the other shall be in writing and shall be sent by personal delivery or by mail (either [i] by United States registered or certified mail, return receipt requested, postage prepaid, or [ii] by Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery), addressed as follows (subject to the right of a party to designate a different address for itself by notice similarly given at least five (5) days in advance):

To Buyer: NAP of the Americas/West, Inc. 2601 South Bayshore Drive, #900 Miami, Florida 33133 Attention: Jose Segrera Telephone: (305) 860-7817 Facsimile: (305) 250-4244

With copy to: Greenberg Traurig LLP 1900 University Avenue, Fifth Floor East Palo Alto, California 94303 Attention: Toni Pryor Wise Telephone: (650) 289-7887 Facsimile: (650) 462-7887

To Seller:

DPJV II, LLC, BDP Partners, L.P., EJLJ Mathews Family Partners, L.P., and EGP Partners, L.P.
4633 Old Ironsides, Suite 100
Santa Clara, California 95054
Attention:      Don Pearlman, Gordon Pearlman and Jacob Mathews
Telephone:      408-727-0588
Facsimile: 408-727-0904

To Title Company: First American Title Company 1737 North First Street, Suite 500 San Jose, Calif. 95112 Attention: Liz Zankich Telephone: (408) 451-7989 Facsimile: (408) 451-7928
Any notice so given by mail shall be deemed to have been given as of the date of delivery (whether accepted or refused) established by U.S. Post Office return receipt or the overnight carrier’s proof of delivery, as the case may be. Any such notice not so given shall be deemed given upon actual receipt of the same by the party to whom the same is to be given. Notices may be given by facsimile transmission and shall be deemed given upon the actual receipt of the same by the individual to which they are addressed, and shall be promptly followed by a hard copy notice by mail as provided above.
E.	Legal Costs
               In the event any action be instituted by a party to enforce or interpret this Agreement, the prevailing party in such action (as determined by the court, agency or other authority before which such suit or proceeding is commenced), shall be entitled to such reasonable attorneys’ fees, costs and expenses as may be fixed by the decision-maker. The foregoing includes, but is not limited to, reasonable attorneys’ fees, expenses and costs of investigation incurred in (1) appellate proceedings; (2) in any post-judgment proceedings to collect or enforce the judgment; (3) establishing the right to indemnification; and (4) any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code (11 United States Code Sections 101, et seq.), or any successor statutes.

F.	Further Instruments
               Each party will, whenever and as often as it shall be requested so to do by the other, cause to be executed, acknowledged or delivered any and all such further instruments and documents as may be necessary or proper, in the reasonable opinion of the requesting party, in order to carry out the intent and purpose of this Agreement.
G.	Matters of Construction
               (1) Incorporation of Exhibits. All exhibits attached and referred to in this Agreement are hereby incorporated herein as fully set forth in (and shall be deemed to be a part of) this Agreement.
               (2) Entire Agreement. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements between the parties hereto respecting such matters except the Escrow Agreement.
               (3) Time of the Essence. Subject to subsection (4) below, time is of the essence of this Agreement.
               (4) Non-Business Days. Whenever action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time (or by a particular date) that ends (or occurs) on a non-business day, then such period (or date) shall be extended until the immediately following business day. As used herein, “business day” means any day other than a Saturday, Sunday or federal or California holiday.
               (5) Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.
               (6) Interpretation. Words used in the singular shall include the plural, and vice versa, and any gender shall be deemed to include the other. Whenever the words “including”, “include” or “includes” are used in this Agreement, they should be interpreted in a non-exclusive manner. The captions and headings of the Sections of this Agreement are for convenience of reference only, and shall not be deemed to define or limit the provisions hereof. Except as otherwise indicated, all Exhibit and Section references in this Agreement shall be deemed to refer to the Exhibits and Sections in this Agreement. Each party acknowledges and agrees that this Agreement (a) has been reviewed by it and its counsel; (b) is the product of negotiations between the parties, and (c) shall not be deemed prepared or drafted by any one party. In the event of any dispute between the parties concerning this Agreement, the parties agree that any ambiguity in the language of the Agreement is to not to be resolved against Seller or Buyer, but shall be given a reasonable interpretation in accordance with the plain meaning of the terms of this Agreement and the intent of the parties as manifested hereby.
               (7) No Waiver. Any party may at any time or times, at its election, waive any of the conditions to its obligations hereunder, but any such waiver shall be effective only if contained in a writing signed by such party (except that if a party proceeds to Closing, notwithstanding the failure of a condition to its obligation to close, then such condition shall be deemed waived by the Closing). No such waiver shall reduce the rights or remedies of a party by reason of any breach by the other party hereunder. Waiver by one party of the performance of any covenant, condition or promise of the other party shall not invalidate this Agreement, nor shall it be deemed to be a waiver by such party of the performance of any other covenant, condition or promise by such other party (whether preceding or succeeding and whether or not of the same or similar nature). No failure or delay by one party to exercise any right it may have by reason of the default of the other party shall operate as a waiver of default or modification of this Agreement or shall prevent the exercise of any right by such party while the other party continues to be so in default.
               (8) Consents and Approvals. Except as otherwise expressly provided herein, any approval or consent provided to be given by a party hereunder may be given or withheld in the absolute discretion of such party.
               (9) Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (WITHOUT REGARD TO CONFLICTS OF LAW).
               (10) Third-Party Beneficiaries. Except as otherwise expressly provided in this Agreement, Seller and Buyer do not intend by any provision of this Agreement to confer any right, remedy or benefit upon any third party (express or implied), and no third party shall be entitled to enforce or otherwise shall acquire any right, remedy or benefit by reason of any provision of this Agreement.
               (11) Amendments. This Agreement may be amended by written agreement of amendment executed by all parties, but not otherwise.
               (12) Survival. Unless otherwise expressly provided for in this Agreement, the representations, warranties, indemnification obligations and covenants of the parties set forth in this Agreement shall survive the consummation of the transaction contemplated by this Agreement and the delivery and recordation of the Deed: All warranties and representations shall be effective regardless of any investigation made or which could have been made.
               (13) Cumulative Remedies. No remedy conferred upon a party in this Agreement is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute (except as otherwise expressly herein provided).
               (14) Exchange. Either or both of Buyer and Seller, (or their partners or members), may at their option effect the purchase and sale of the Property through a third party Section 1031 exchange, in which event the other party shall cooperate to that end and execute such documents as may be necessary therefor, that the other party incurs no additional expense or liability, and that the provisions hereof survive any exchange, and in which event the exchanging party indemnifies the other party against all claims arising out of or in any way connected with the other property or its transfer, and against all costs incurred by the other party in the course of defending against the same. Buyer acknowledges that such Section 1031 exchange for Seller may include a conveyance of the Property or portion thereof to a member or members of Seller prior to the Closing, but such conveyance shall not relieve Seller of its obligations and covenants under this Agreement.
H.	Counterparts
               This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which, when taken together, shall constitute one and the same instrument, with the same effect as if all of the parties to this Agreement had executed the same counterpart.
[Signature Pages Follows]

     In Witness Whereof, the parties hereto have executed this Agreement as of the date first above written.

SELLER: DPJV II, LLC, a California limited liability company
By:	/s/ Donald L. Pearlman
Donald L. Pearlman, Manager

BDP Partners, L.P., a California limited partnership
By:	175 Crest, Inc.
Its General Partner

By:	/s/ Donald L. Pearlman
Donald L. Pearlman, President

EJLJ Mathews Family Partners, L.P., a California limited partnership
By:	EJLJ Mathews Corporation
Its General Partner

By:	/s/ Jacob Mathews
	Name:	Jacob Mathews
	Title:	Chief Financial Officer

EGP Partners, L.P., a California limited partnership
By:	EGP, Inc.
Its General Partner

By:	/s/ Gordon E. Pearlman
Gordon E. Pearlman, President

Real Property Purchase Agreement
Signature Page

BUYER: Nap Of The Americas/West, Inc., a Florida corporation
By:	/s/ Jose Segrera
	Name:	Jose Segrera
	Title:	Chief Financial Officer

Real Property Purchase Agreement
Signature Page

Exhibit A
DESCRIPTION OF LAND
Real property in the City of Santa Clara, County of Santa Clara, State of California, described as follows:
ALL OF LOTS 4 AND 5, AS SHOWN UPON THAT CERTAIN ENTITLED, “TRACT NO. 2791 KIFER INDUSTRIAL PARK”, WHICH MAP WAS FILED FOR RECORD IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, OCTOBER 10, 1960 IN BOOK 126 OF MAPS, AT PAGE 20.
APN: 216-33-015 and 216-33-014

Real Property Purchase Agreement
Exhibit A

Exhibit B
INVENTORY OF PERSONAL PROPERTY
None.

Real Property Purchase Agreement
Exhibit B

Exhibit C
[INTENTIONALLY OMITTED]

Real Property Purchase Agreement
Exhibit C

Exhibit D
DESCRIPTION OF DUE DILIGENCE PACKAGE
The Due Diligence Package shall contain each of the following:
1.	The Rent Roll, which shall be updated to the end of the last full calendar month prior to the date of this Agreement, and shall include tenant name, suite number, square feet, commencement, expiration, tenant allowances and other concessions, security deposits, in-place rents (and steps) and expense stops.

2.	Inventory of the Personal Property.

3.	Tax bills for the Property for the last three full calendar years prior to the year in which this Agreement is executed, together with the tax bill for the current year.

4.	Utility bills (gas, electric, water, and sewer) for the last three full calendar years prior to the year in which this Agreement is executed, together with utility bills for the current year to date.

5.	Special or extraordinary bills for the last three full calendar years prior to the year in which this Agreement is executed, together with the current year to date.

6.	True correct and complete copies of the Tenant Leases and Service Contracts.

7.	Environmental, asbestos, soils and physical inspection reports commissioned by you and/or in your possession, if any.

8.	Appraisals of the Property done within the past three (3) years, if any.

9.	Complete building plans and specifications in Seller’s possession.

10.	Intentionally Omitted.

11.	Intentionally Omitted.

12.	Copies of all Permits in Seller’s possession.

13.	Intentionally Omitted.

14.	Copies of all property and liability insurance policies for the Property.

Real Property Purchase Agreement
Description of Due Diligence Package

Exhibit E
FORM OF
GRANT DEED

RECORDING REQUEST BY

WHEN RECORDED MAIL TO:
Greenberg Traurig, LLP
1900 University Avenue, Fifth Floor
East Palo Alto, California 94306
Attention: Toni Pryor Wise
Telephone: (650) 289-7887

SPACE ABOVE THIS LINE RESERVED FOR RECORDER’S USE
GRANT DEED

     The undersigned grantor declares:
     Documentary Transfer Tax not shown pursuant to Section 11932 of the Revenue and Taxation Code, as amended.
     For Valuable Consideration, receipt of which is hereby acknowledged, [Seller], a [                    ], does hereby GRANT to [Buyer], a [                    ], all of that certain real property in the City of Santa Clara, County of Santa Clara, State of California, as more particularly described in Exhibit “A” attached hereto and made a part hereof.
     In Witness Whereof, Grantor has caused this instrument to be executed on this            day of                     , 2007.

“GRANTOR”
/s/
a

By:
Name:
Title:

Real Property Purchase Agreement
Exhibit E — Grant Deed

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

STATE OF CALIFORNIA
} ss.
COUNTY OF COUNTY

On ______________________ before me, ____
Date — Name and Title of Notary (e.g., "Jane Doe, Notary Public")

personally appeared ____
Name(s) of Signer(s)

☐ personally known to me

☐ proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature(s) on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Place Notary Seal Above

____
Signature of Notary Public

Real Property Purchase Agreement
Notarial Acknowledgement to Grant Deed

Exhibit F
FORM OF
BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT
     For Valuable Consideration, receipt and adequacy of which is hereby acknowledged, the undersigned, «Seller», a «Seller_Vesting» (“Assignor”), hereby sells, transfers, assigns and conveys to «Buyer», a «Buyer_Vesting» (“Assignee”), the following: (1) the “Personal Property” (including, without limitation, the items described in Schedule 1 attached hereto and made a part hereof); and (2) the “Intangible Property” (including, without limitation, the “Tenant Leases” described in Schedule 2 attached hereto and made a part hereof, and the “Service Contracts” described in Schedule 3 attached hereto and made a part hereof). The terms “Personal Property”, “Intangible Property”, “Tenant Leases”, “Service Contracts” and “Property” shall have the respective definitions set forth in that certain agreement (“Purchase Agreement”) captioned “REAL PROPERTY PURCHASE AGREEMENT”, dated as of «Agreement_Date», by and between Assignor and Assignee.
     The covenants, agreements, representations, warranties, indemnities and limitations provided in the Purchase Agreement with respect to the property conveyed hereunder, are hereby incorporated herein by this reference as if herein set out in full and shall inure to the benefit of and shall be binding upon Assignee and Assignor and their respective successors and assigns.
     By its execution of this Bill of Sale, Assignment and Assumption, Assignee hereby assumes the performance of all of the obligations of Assignor, as landlord, under the Tenant Leases described on Schedule 2 attached hereto and made a part hereof and all of the obligations of Assignor, as owner of the Property, under the Service Contracts described in Schedule 3 attached hereto and made a part hereof, but only to the extent first arising and accruing after the delivery and acceptance of the foregoing assignment; provided, however, (1) Assignee is not assuming any personal liability under such Tenant Leases or Service Contracts (the recourse against Assignee thereunder being limited to its interest in the Property); and (2) Assignee is not assuming any obligation to the extent the same results from a fact or circumstance that is inconsistent with the representations and warranties of Assignor in connection with the Purchase Agreement or any document executed by Assignor pursuant to the Purchase Agreement, or constitutes or results from a breach by Assignor or a matter which is the responsibility of Assignor under the Purchase Agreement or any document executed by Assignor pursuant to the Purchase Agreement [regardless of any survival limitation that may otherwise apply]).
     This Bill of Sale, Assignment and Assumption may be executed in one or more identical counterparts, each of which such counterpart shall be deemed an original for all purposes and all such counterparts collectively consisting of one such Bill of Sale, Assignment and Assumption.
[Remainder of Page is Intentionally Blank.]

Real Property Purchase Agreement
Bill of Sale, Assignment and Assumption Agreement

     In Witness Whereof, Assignor and Assignee have executed this Bill of Sale, Assignment and Assumption as of «Bill_Of_Sale_Date».

ASSIGNOR: «Seller» a «Seller_Vesting»
By:
Name:
Title:

ASSIGNEE: «Buyer» a «Buyer_Vesting»
By:
Name:
Title:

Real Property Purchase Agreement
Exhibit F — Bill of Sale, Assignment and Assumption Agreement
Signature Page

Exhibit G-1
CERTIFICATE OF NON-FOREIGN STATUS
     Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform «Buyer», a «Buyer_Vesting» (“Buyer”), that withholding of tax is not required upon the disposition of a U.S. real property interest by «Seller», a «Seller_Vesting» (“Seller”), the undersigned hereby swears, affirms and certifies the following on behalf of Seller:
     1. Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).
     2. Seller’s U.S. employer identification number is «Seller_Tax_ID».
     3. Seller’s office address is:

[c/o Effingham Partners 4633 Old Ironsides, Suite 100 Santa Clara, California 95054 Attention: ______________________ Telephone: _____________________ Facsimile: ______________________ ]
     4. Seller understands that this certification may be disclosed to the Internal Revenue Service by Buyer and that any false statement contained herein could be punished by fine, imprisonment, or both.
     Under penalties of perjury, the undersigned declares that he has examined this certification and to the best of his knowledge and belief it is true, correct and complete, and he/she further declares that he has the authority to sign this document on behalf of Seller.
     Executed as of the «Day_FIRPTA» day of «Month_Firpta», «Year_FIRPTA».

«Seller», a «Seller_Vesting»
By:
Name:
Title:

Real Property Purchase Agreement
Exhibit G-1 — Certificate of Non-Foreign Status

Exhibit G-2

YEAR

2006

Real Estate Withholding Certificate

CALIFORNIA FORM

593-C

Part I – Seller's Information

Return this form to your escrow company.

Name (including spouse, if jointly owned - see instructions - type or print)			SSN, FEIN or CA Corporation no.
Address (number and street)		Private Mailbox no.	Spouse's SSN (if jointly owned) - -
City Code	State	Zip	**NOTE**: If you do not furnish your tax ID number, this certificate is void.
Property address (if no street address, provide parcel number and county) Assessor's Parcel Numbers ____________, County of Riverside, California			Ownership Percentage

Read the following and check the appropriate boxes. (See line by-line notes in the instructions.)

Part II - **Certifications which fully exempt the sale from withholding:** YES NO

1. Does the property qualify as the seller's (or decedent's, if being sold by the decedent's estate) principal residence within the meaning of Internal Revenue Code (IRC) Section 121? ☐ ☐
2. Does the seller (or decedent, if being sold by the decedent's estate) last use the property as the seller's (decedent's) principal residence within the meaning of IRC Section 121 without regard to the two-year time period? ☐ ☐
3. Will the seller have a loss or zero gain for California income tax purposes on this sale? (To check "YES", you must complete Form 593-L, *Real Estate Withholding - Computation of Estimated Gain or Loss*, and have a loss or zero gain on line 16.) ☐ ☐
4. Is the property being compulsorily or involuntarily converted and does the seller intend to acquire property that is similar or related in service or use to qualify for nonrecognition of gain for California income tax purposes under IRC Section 1033? ☐ ☐
5. Will the transfer qualify for nonrecognition treatment under IRC Section 351 (transfer to a corporation controlled by the transferor) or IRC Section 721 (contribution to a partnership in exchange for a partnership interest)? ☐ ☐
6. Is the seller a corporation (or an LLC classified as a corporation for federal and California income tax purposes) that is either qualified through the California Secretary of State or has a permanent place of Business in California? ☐ ☐
7. Is the seller a partnership (or an LLC classified that is not disregarded single member LLC and is classified as a partnership for federal and California income tax purposes) with recorded title to the property in the name of the partnership or LLC? ☐ ☐
8. Is the seller a tax-exempt entity under either California or federal law? ☐ ☐
9. Is the seller an insurance company, individual retirement account, qualified pension/profit sharing plan, or charitable remainder trust? ☐ ☐

Real Property Purchase Agreement
EXHIBIT G-2 — Form 593-C
Page G-2-1

Real Property Purchase Agreement
EXHIBIT G-2 — Form 593-C
Page G-2-2

Exhibit H
FORM OF NOTICE TO TENANTS

As of «Date_Letter»

Re:	Your lease (“Lease”) in «Property_Name» located in Santa Clara, California (the "Property”)
Dear Tenant:
     We are pleased to announce that, as of the date of this letter, «Seller», a «Seller_Vesting» (“Former Owner”), has sold its interest in the Property, the landlord’s interest in the Lease and the current security deposit balance of «Tenant Security Deposit Balance» under the Lease to «Buyer», a «Buyer_Vesting» (“New Owner”). Accordingly, all of your obligations under the Lease on and after such date (including your obligation to pay rent) shall be performable to and for the benefit of New Owner, and its successors and assigns.
     Unless and until you are otherwise notified in writing by New Owner, the address of New Owner for all purposes under your Lease (including the giving of any notices provided for in your Lease) is as follows:

«Buyer_Name_Address» Attention: Telephone: Facsimile:
     Until you are notified to the contrary by New Owner, the Property will be managed by «New_Manager» and as in the past, your rental payment is due and payable on the first of each month. Except as otherwise notified by New Owner, rent should be made payable to «Buyer» and sent to the above address.
[Remainder of Page is Intentionally Blank.]

Real Property Purchase Agreement
Exhibit H — Notice To Tenant

     Please feel free to call «Tenant_Contact» at «Tenant_Contact_Number» if you have any questions.

Very truly yours, FORMER OWNER: «Seller», a «Seller_Vesting»
By:
Name:
Title:

NEW OWNER: «Buyer», a «Buyer_Vesting»
By:
Name:
Title:

Real Property Purchase Agreement
Exhibit H — Notice To Tenant

Exhibit I
FORM OF
CLOSING CERTIFICATE
     This CLOSING CERTIFICATE is made as of this «Day_Closing_Cert» day of «Month_Closing_Cert», «Year_Closing_Cert» by «Seller», a «Seller_Vesting» (“Seller”), in favor of «Buyer», «Buyer_Vesting» (“Buyer”):
     In accordance with the terms of that certain Real Property Purchase Agreement dated as of «Agreement_Date», by and between Seller and Buyer (the “Purchase Agreement”), and in consideration of the mutual covenants and agreements set forth therein, Seller hereby represents and warrants to Buyer that, subject to the last paragraph of Section 9(A) of the Purchase Agreement, each of Seller’s representations and warranties set forth in the Purchase Agreement are true, correct and complete as of the date hereof as if made on and as of the date hereof.

«Seller», a «Seller_Vesting»
By:
Name:
Title:

Real Property Purchase Agreement
Exhibit I — Closing Certificate

Exhibit J-1
ASSIGNMENT AGREEMENT
     FOR VALUABLE CONSIDERATION, receipt and adequacy of which is hereby acknowledged, and in connection with the acquisition by NAP of the Americas/West, Inc., a Florida corporation (“Assignee”) of certain real property located at 2970-3000 Corvin Drive, in the City of Santa Clara, County of Santa Clara, State of California (the “Property”) pursuant to that certain Real Property Purchase Agreement dated March 9, 2007, by and between Assignee and DPJV II, LLC, a California limited liability company, BDP Partners, LP, a California limited partnership, EJLJ Mathews Family Partners, LP, a California limited partnership, and EGP Partners, LP, a California limited partnership (collectively “Sellers”);
     Effingham Partners, LLC, a California limited liability company now dissolved and in liquidation (“Effingham”), and Sellers, hereby sell, transfer, assign and convey to Assignee, all of Effingham’s and Sellers’ rights, title and interest in and to indemnification from National Services Industries, Inc., a Georgia corporation (“Indemnitor”), in connection with the presence of volatile organic compounds in the soil and groundwater of the Property, which indemnification obligations of Indemnitor (the “Indemnity”) are more particularly set forth in Section 2.5(B) of that certain Purchase Agreement dated March 24, 2000 between Indemnitor, as “seller”, and Don Pearlman Joint Venture, an unincorporated association and predecessor in interest to Effingham, as “buyer”, a copy of which is attached hereto as Exhibit 1 (the “Effingham Purchase Agreement”). Sellers and Effingham make no representation or warranty regarding the enforceability of the Indemnity and shall have no liability to Buyer if any claims brought under the Indemnity are unsuccessful.

Real Property Purchase Agreement
Exhibit J-1
Page J-1-1

     In Witness Whereof, the parties hereto have executed this Indemnification Agreement as of the            day of                               , 2007.

EFFINGHAM PARTNERS, LLC
By:
Its:
Name:

BDP PARTNERS, LP
By:
Its:
Name:

EGP PARTNERS, LP
By:
Its:
Name:

DPJV II, LLC
By:
Its:
Name:

EJLJ MATHEWS FAMILY PARTNERS, LP
By:
Its:
Name:

Real Property Purchase Agreement
Exhibit J-1
Page J-1-2

Exhibit 1
The Effingham Purchase Agreement

Real Property Purchase Agreement
Exhibit J-1
Page J-1-3

Exhibit J-2
INDEMNIFICATION AGREEMENT
     FOR VALUABLE CONSIDERATION, receipt and adequacy of which is hereby acknowledged, and in connection with the acquisition by NAP of the Americas/West, Inc., a Florida corporation (“Buyer”) of certain real property located at 2970-3000 Corvin Drive, in the City of Santa Clara, County of Santa Clara, State of California (the “Property”) pursuant to that certain Real Property Purchase Agreement dated March 9, 2007, by and between Buyer and DPJV II, LLC, a California limited liability company, BDP Partners, LP, a California limited partnership, EJLJ Mathews Family Partners, LP, a California limited partnership, and EGP Partners, LP, a California limited partnership (collectively “Sellers”); Effingham Partners, LLC, a California limited liability company now dissolved and in liquidation (“Effingham”), and Sellers, hereby agree to indemnify and hold Buyer harmless in perpetuity from and against any out-of-pocket costs and expenses reasonably incurred by Buyer which are of the type that are indemnifiable by National Services Industries, Inc., a Georgia corporation (“NSI”) to Effingham and Seller pursuant to Section 2.5(B) of that certain Purchase Agreement dated March 24, 2000, between Indemnitor, as “seller”, and Don Pearlman Joint Venture, an unincorporated association and predecessor in interest to Effingham, as “buyer”, a copy of which is attached hereto as Exhibit 1 (the “Effingham Purchase Agreement”) (i.e., out-of-pocket costs and expenses incurred in connection with the presence of volatile organic compounds in the soil and groundwater of the Property [including, without limitation, costs and expenses of environmental testing, attorneys fees, and consultants fees reasonably incurred, but not including diminution of property value or other claims], but only to the extent that such volatile organic compounds (1) are included within the “Reported Matter” [as defined in Section 2.5(B) of the Effingham

Real Property Purchase Agreement
Exhibit J-2
Page J-2-1

Purchase Agreement] and (2) were present in the soil and groundwater of the Property on the date that Effingham acquired fee simple title to the Property from NSI). Notwithstanding the foregoing, in no event shall Sellers or Effingham (a) be obligated to pay to Buyer any sum (including attorneys’ fees and related costs) in excess of amounts actually received by Sellers and/or Effingham from NSI under the indemnification provisions set forth in Section 2.5(B) of the Effingham Purchase Agreement or (b) be obligated to pay to Buyer any sum due hereunder prior to Sellers’ and/or Effingham’s receipt of any payment by NSI under the indemnification provisions set forth in Section 2.5(B) of the Effingham Purchase Agreement. Sellers and Effingham make no representation or warranty regarding the enforceability of the indemnification provisions set forth in Section 2.5(B) of the Effingham Purchase Agreement and shall have no liability to Buyer if any claims brought by Sellers and Effingham under such indemnity are unsuccessful.
     In Witness Whereof, the parties hereto have executed this Indemnification Agreement as of the ___ day of ___, 2007.

EFFINGHAM PARTNERS, LLC
By:
Its:
Name:

BDP PARTNERS, LP
By:
Its:
Name:

DPJV II, LLC
By:
Its:
Name:

EJLJ MATHEWS FAMILY PARTNERS, LP
By:
Its:
Name:

Real Property Purchase Agreement
Exhibit J-2
Page J-2-2

EGP PARTNERS, LP
By:
Its:
Name:

Real Property Purchase Agreement
Exhibit J-2
Page J-2-3

Exhibit 1
The Effingham Purchase Agreement

Real Property Purchase Agreement
Exhibit J-2
Page J-2-4

Exhibit K
RENT ROLL
[see attached]

Real Property Purchase Agreement
Exhibit K

Exhibit L
SERVICE CONTRACTS
None.

Real Property Purchase Agreement
Exhibit L

Exhibit M
HAZARDOUS MATERIALS DISCLOSURE
     Seller is aware that volatile organic compounds were discovered in the soil and groundwater of the Property and monitoring wells were installed by Seller’s and Effingham’s predecessor in interest, NSI. NSI has notified the California Regional Water Quality Control Board (“RWQCB”) of such situation (the “Reported Matter”), and that NSI has continued to work with the RWQCB and to monitor the monitoring wells in connection with the Reported Matter. To Seller’s best knowledge, NSI has continued to perform its obligations with respect to the monitoring wells and has capped the wells.

Real Property Purchase Agreement
Exhibit M

FIRST AMENDMENT TO REAL PROPERTY PURCHASE AGREEMENT
     THIS FIRST AMENDMENT TO REAL PROPERTY PURCHASE AGREEMENT (“Amendment”) is made and entered into as of this 13th day of April, 2007, by and between DPJV II, LLC, BDP PARTNERS, L.P., EJLJ MATHEWS FAMILY PARTNERS, L.P. and EGP PARTNERS, L.P. (collectively “Seller”), and NAP OF THE AMERICAS/WEST, INC., a Florida corporation (“Buyer”).
     WHEREAS, Buyer and Seller entered into that certain Real Property Purchase Agreement dated as of March 9, 2007 (the “Agreement”), for the real property known as 2970-3000 Corvin Drive, Santa Clara, California (the “Property”).
     WHEREAS, Buyer and Seller desire to enter into this Amendment to amend and modify certain terms of the Agreement.
     NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     1. Amendment to Section 11(B)(4). The parties hereby agree that the first sentence of Section 11(B)(4) is deleted in its entirety and replaced with the following in lieu thereof:
     “Buyer shall have notified Seller on or before 5:00 p.m. (Pacific Standard Time) on April 30, 2007 that it has entered into the Equant Lease Termination Agreement, on such terms and conditions as may be satisfactory to Buyer in its sole and absolute discretion.”
     2. Force and Effect. Except as amended hereby, the Agreement is hereby ratified and affirmed, and remains in full force and effect. All prior agreements, understandings and negotiations among or between such parties, whether oral or written, are superseded by the terms of the Agreement, as amended by this Amendment. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors.
     3. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute the binding and enforceable agreement of the parties hereto. This Amendment may be executed and delivered by a party by facsimile or email transmission, which facsimile or email transmission copy shall be considered an original and shall be binding and enforceable against such party.
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     IN WITNESS WHEREOF, the parties have entered into this First Amendment to Real Property Purchase Agreement effective as of the date first written above.

SELLER: DPJV II, LLC, a California limited liability company
By:	/s/ Donald L. Pearlman
Donald L. Pearlman, Manager

BDP Partners, L.P., a California limited partnership
By:	175 Crest, Inc.
Its General Partner

By:	/s/ Donald L. Pearlman
Donald L. Pearlman, President

EJLJ Mathews Family Partners, L.P., a California limited partnership

By:	EJLJ Mathews Corporation
Its General Partner

By:	/s/ Jake Mathews
	Name:	Jake Mathews
	Title:	Chief Financial Officer

EGP Partners, L.P., a California limited partnership
By:	EGP, Inc.
Its General Partner

By:	/s/ Gordon E. Pearlman
Gordon E. Pearlman, President

[Signatures continue on following page]

2

BUYER: Nap of the Americas/West, Inc., a Florida corporation
By:	/s/ Jose Segrera
	Name:	Jose Segrera
	Title:	Chief Financial Officer

3

SECOND AMENDMENT TO REAL PROPERTY PURCHASE AGREEMENT
     THIS SECOND AMENDMENT TO REAL PROPERTY PURCHASE AGREEMENT (“Amendment”) is made and entered into as of this 30th day of April, 2007, by and between DPJV II, LLC, BDP PARTNERS, L.P., EJLJ MATHEWS FAMILY PARTNERS, L.P. and EGP PARTNERS, L.P. (collectively “Seller”), and NAP OF THE AMERICAS/WEST, INC., a Florida corporation (“Buyer”).
     WHEREAS, Buyer and Seller entered into that certain Real Property Purchase Agreement dated as of March 9, 2007, as amended by that certain First Amendment dated April 3, 2007 (collectively, the “Agreement”), for the real property known as 2970-3000 Corvin Drive, Santa Clara, California (the “Property”).
     WHEREAS, Buyer and Seller desire to enter into this Amendment to amend and modify certain terms of the Agreement.
     NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     1. Amendment to Section 11(B)(4). The parties hereby agree that the first sentence of Section 11(B)(4) is deleted in its entirety and replaced with the following in lieu thereof:
     “Buyer shall have notified Seller on or before 5:00 p.m. (Pacific Standard Time) on May 14, 2007 that it has entered into the Equant Lease Termination Agreement, on such terms and conditions as may be satisfactory to Buyer in its sole and absolute discretion.”
     2. Force and Effect. Except as amended hereby, the Agreement is hereby ratified and affirmed, and remains in full force and effect. All prior agreements, understandings and negotiations among or between such parties, whether oral or written, are superseded by the terms of the Agreement, as amended by this Amendment. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors.
     3. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute the binding and enforceable agreement of the parties hereto. This Amendment may be executed and delivered by a party by facsimile or email transmission, which facsimile or email transmission copy shall be considered an original and shall be binding and enforceable against such party.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK ]

     IN WITNESS WHEREOF, the parties have entered into this Second Amendment to Real Property Purchase Agreement effective as of the date first written above.

SELLER: DPJV II, LLC, a California limited liability company
By:	/s/ Donald L. Pearlman
Donald L. Pearlman, Manager

BDP Partners, L.P., a California limited partnership
By:	175 Crest, Inc.
Its General Partner

By:	/s/ Donald L. Pearlman
Donald L. Pearlman, President

EJLJ Mathews Family Partners, L.P., a California limited partnership
By:	EJLJ Mathews Corporation
Its General Partner

By:	/s/ Jake Mathews
	Name:	Jake Mathews
	Title:	Chief Financial Officer

EGP Partners, L.P., a California limited partnership
By:	EGP, Inc.
Its General Partner

By:	/s/ Gordon E. Pearlman
Gordon E. Pearlman, President

[Signatures continue on following page]

2

BUYER: Nap of the Americas/West, Inc., a Florida corporation
By:	/s/ Jose Segrera
	Name:	Jose A. Segrera
	Title:	Chief Financial Officer

3

THIRD AMENDMENT TO REAL PROPERTY PURCHASE AGREEMENT
     THIS THIRD AMENDMENT TO REAL PROPERTY PURCHASE AGREEMENT (“Amendment”) is made and entered into as of this 14th day of May, 2007, by and between DPJV II, LLC, BDP PARTNERS, L.P., EJLJ MATHEWS FAMILY PARTNERS, L.P. and EGP PARTNERS, L.P. (collectively “Seller”), and NAP OF THE AMERICAS/WEST, INC., a Florida corporation (“Buyer”).
     WHEREAS, Buyer and Seller entered into that certain Real Property Purchase Agreement dated as of March 9, 2007, as amended by that certain First Amendment dated April 3, 2007 and that certain Second Amendment dated April 30, 2007 (collectively, the “Agreement”), for the real property known as 2970-3000 Corvin Drive, Santa Clara, California (the “Property”).
     WHEREAS, Buyer and Seller desire to enter into this Amendment to amend and modify certain terms of the Agreement.
     NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     1. Amendment to Section 11(B)(4). The parties hereby agree that the first sentence of Section 11(B)(4) is deleted in its entirety and replaced with the following in lieu thereof:
“Buyer shall have notified Seller on or before 5:00 p.m. (Pacific Standard Time) on June 15, 2007 that it has entered into the Equant Lease Termination Agreement, on such terms and conditions as may be satisfactory to Buyer in its sole and absolute discretion.”
     2. Force and Effect. Except as amended hereby, the Agreement is hereby ratified and affirmed, and remains in full force and effect. All prior agreements, understandings and negotiations among or between such parties, whether oral or written, are superseded by the terms of the Agreement, as amended by this Amendment. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors.
     3. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute the binding and enforceable agreement of the parties hereto. This Amendment may be executed and delivered by a party by facsimile or email transmission, which facsimile or email transmission copy shall be considered an original and shall be binding and enforceable against such party.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK ]

     IN WITNESS WHEREOF, the parties have entered into this Third Amendment to Real Property Purchase Agreement effective as of the date first written above.

SELLER: DPJV II, LLC, a California limited liability company
By:	/s/ Donald L. Pearlman
Donald L. Pearlman, Manager

BDP Partners, L.P., a California limited partnership
By:	175 Crest, Inc.
Its General Partner

By:	/s/ Donald L. Pearlman
Donald L. Pearlman, President
EJLJ Mathews Family Partners, L.P., a California limited partnership

By:	EJLJ Mathews Corporation
Its General Partner

By:	/s/ Jake Mathews
	Name:	Jake Mathews
	Title:	Chief Financial Officer

EGP Partners, L.P., a California limited partnership
By:	EGP, Inc.
Its General Partner

By:	/s/ Gordon E. Pearlman
Gordon E. Pearlman, President

[Signatures continue on following page]

BUYER: Nap of the Americas/West, Inc., a Florida corporation
By:	/s/ Jose Segrera
	Name:	Jose A. Segrera
	Title:	Chief Financial Officer

FOURTH AMENDMENT TO REAL PROPERTY PURCHASE AGREEMENT
     THIS FOURTH AMENDMENT TO REAL PROPERTY PURCHASE AGREEMENT (“Amendment”) is made and entered into as of this 2nd day of July, 2007, by and between DPJV II, LLC, BDP PARTNERS, L.P., EJLJ MATHEWS FAMILY PARTNERS, L.P. and EGP PARTNERS, L.P. (collectively “Seller”), and NAP OF THE AMERICAS/WEST, INC., a Florida corporation (“Buyer”).
     WHEREAS, Buyer and Seller entered into that certain Real Property Purchase Agreement dated March 9, 2007, as amended by that certain First Amendment dated April 3, 2007, that certain Second Amendment dated April 30, 2007, that certain Third Amendment dated May 14, 2007, that certain letter agreement dated June 15, 2007, that certain letter agreement dated June 22, 2007 and that certain letter agreement dated June 28, 2007 (collectively, the “Agreement”), for the real property known as 2970-3000 Corvin Drive, Santa Clara, California (the “Property”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed in the Agreement.
     WHEREAS, contemporaneously herewith Buyer and Equant are entering into a Lease Termination Agreement of even date herewith and in such form attached hereto as Exhibit A (the “Termination Agreement”), providing for, among other things, the termination of the Equant Lease effective as of the Closing Date and the payment of a termination fee to Buyer in the aggregate amount of $2,700,000 (subject to reduction as provided in Section 5.1 of the Termination Agreement), of which (i) $1,000,000 (subject to reduction as provided in Section 5.1 of the Termination Agreement) in immediately available funds (the “Funds”) shall be paid by Equant through the escrow established in connection with the Agreement (the “Escrow”), and (ii) $1,700,000 shall be paid by Equant pursuant to the terms of a secured promissory note in favor of Buyer or its assignee (the “Note”), which Note shall be secured by a letter of credit in favor of Buyer or its assignee (the “Letter of Credit”).
     WHEREAS, Buyer and Seller desire to enter into this Amendment to amend and modify certain terms of the Agreement.
     NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     1. Approval Notice and Waiver. This Amendment shall serve as Buyer’s Approval Notice under Section 6(A)(2) of the Agreement, and Buyer hereby waives its right to terminate the Agreement pursuant to Sections 5, 6(A)(2), 11(B)(4) and 11(B)(5) of the Agreement. Seller acknowledges and agrees that Buyer’s Approval Notice and waivers are deemed timely given.
     2. Application of Funds toward Purchase Price. Buyer and Seller hereby acknowledge and agree that the Funds shall be applied toward the Purchase Price at Closing, and in consideration therefor Buyer shall receive a credit against the Purchase Price in the amount of the Funds delivered into Escrow by Equant pursuant to Section 5.1 of the Termination Agreement.

1

     3. Assignment of Note and Letter of Credit; Purchase Price Credit. Buyer and Seller hereby acknowledge and agree that Buyer shall assign and endorse the Note to Seller and shall deliver the Letter of Credit to Seller on the Closing Date, and in consideration therefor, Buyer shall receive a credit against the Purchase Price in the amount of $1,700,000.
     4. Amendment to Section 12(A)(2). Buyer and Seller hereby agree that Section 12(A)(2) of the Agreement is hereby amended in its entirety to read as follows:
     “(2) NAI BT Commercial and John Brackett (“Broker”) has been engaged by Seller in connection with the transaction contemplated by this Agreement. At the Closing, Seller shall pay to Broker a commission equal to two percent (2%) of the Purchase Price.”
     5. Release Agreement. Buyer and Seller hereby agree that simultaneously herewith, Buyer and Seller shall execute and deliver into Escrow a Release Agreement, substantially in the form attached hereto as Exhibit B (the “Release Agreement”), which Release Agreement shall become effective at the Closing, as provided therein.
     6. Force and Effect. Except as amended hereby, the Agreement is hereby ratified and affirmed, and remains in full force and effect. All prior agreements, understandings and negotiations among or between such parties, whether oral or written, are superseded by the terms of the Agreement, as amended by this Amendment. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
     7. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute the binding and enforceable agreement of the parties hereto. This Amendment may be executed and delivered by a party by facsimile or email transmission, which facsimile or email transmission copy shall be considered an original and shall be binding and enforceable against such party.
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2

     IN WITNESS WHEREOF, the parties have entered into this Fourth Amendment to Real Property Purchase Agreement effective as of the date first written above.

SELLER: DPJV II, LLC, a California limited liability company
By:	/s/ Donald L. Pearlman
Donald L. Pearlman, Manager

BDP Partners, L.P., a California limited partnership
By:	175 Crest, Inc.
Its General Partner

By:	/s/ Donald L. Pearlman
Donald L. Pearlman, President
EJLJ Mathews Family Partners, L.P., a California limited partnership

By:	EJLJ Mathews Corporation
Its General Partner

By:	/s/ Jake Mathews
	Name:	Jake Mathews
	Title:	Chief Financial Officer

EGP Partners, L.P., a California limited partnership
By:	EGP, Inc.
Its General Partner

By:	/s/ Gordon E. Pearlman
Gordon E. Pearlman, President

[Signatures continue on following page]

3

BUYER: Nap of the Americas/West, Inc., a Florida corporation
By:	/s/ Jose Segrera
	Name:	Jose A. Segrera
	Title:	Chief Financial Officer

4